                               CONSENT OF COUNSEL

                                 AIM FUNDS GROUP

          We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers" in the Statement of Additional Information for the seven series portfolios of AIM Funds Group (the "Trust"), which is included in Post-Effective Amendment No. 102 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-47949), and Amendment No. 103 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-08697), on Form N-1A of the Trust.

                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
April 25, 2007